Exhibit 10.2

PURCHASE AGREEMENT

by and among

PRO LP CORP.

a Delaware corporation and

PRO GP CORP.

a Delaware corporation

collectively, as Selling Parties,

and

BREITBURN ENERGY PARTNERS L.P.

a Delaware limited partnership,

as Buyer,

for the purchase and sale of

all of the Common Units of

BREITBURN ENERGY PARTNERS L.P.

a Delaware limited partnership

owned by Pro LP Corp. and Pro GP Corp.

dated as of June ___, 2008

TABLE OF CONTENTS
		Page

ARTICLE I
DEFINITIONS

ARTICLE II
SALE AND PURCHASE

Section 2.1	Agreement to Sell and to Purchase	3
Section 2.2	Certain Deliveries at Closing	4
Section 2.3	Purchase Price	4

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

Section 3.1	Organization	4
Section 3.2	Title	4
Section 3.3	Validity of Agreement; Authorization	4
Section 3.4	No Conflict or Violation	5
Section 3.5	Consents and Approvals	5
Section 3.6	Brokers	5
Section 3.7	No Other Representations	5

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.1	Organization	6
Section 4.2	Validity of Agreement; Authorization	6
Section 4.3	No Conflict or Violation	6
Section 4.4	Consents and Approvals	6
Section 4.5	Brokers	7
Section 4.6	Financial Ability	7

ARTICLE V
COVENANTS

Section 5.1	Further Assurances	7
Section 5.2	Commercially Reasonable Efforts	7
Section 5.3	Confidential Information	7
Section 5.4	Transfer Taxes and Tax Information	8

ARTICLE VI
CLOSING DELIVERIES-SELLING PARTIES

Section 6.1	Receipt of Documents	8

i

ii

Disclosure Schedules

Schedule 2.3	Purchase Price Allocation
Schedule 3.2	Transfer Restrictions
Schedule 3.4	Selling Parties’ No Conflict or Violation
Schedule 3.5	Selling Parties’ Consents and Approvals
Schedule 3.6	Selling Parties’ Brokers
Schedule 4.3	Buyer’s No Conflict or Violation
Schedule 4.4	Buyer’s Consents and Approvals
Schedule 4.5	Buyer’s Brokers
Exhibits

Exhibit 2.2(a)(i)	Assignment Separate from Certificate (Pro LP)
Exhibit 2.2(a)(ii)	Assignment Separate from Certificate (Pro GP)
Exhibit 6.4(a)	Amendment to Administrative Services Agreement
Exhibit 6.4(b)	Amendment to Operations and Proceeds Agreement
Exhibit 6.4(c)	Amendment to Surface Operating Agreement
Exhibit 7.3	Acknowledgement and Termination of Omnibus Agreement

iii

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 17th day of June, 2008, by and among PRO LP CORP., a Delaware corporation (“Pro LP”), and PRO GP CORP., a Delaware corporation (“Pro GP,” and collectively with Pro LP, the “Selling Parties”), and BREITBURN ENERGY PARTNERS L.P., a Delaware limited partnership (“Buyer”).

W I T N E S S E T H:

WHEREAS, Pro LP owns 14,344,659 common units (“Common Units”) representing limited partnership interests in BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”, and such Common Units owned by Pro LP being referred to herein as the “Pro LP Common Units”), which represent an approximate 21.5% limited partner interest in the Partnership;

WHEREAS, Pro GP owns 60,303 Common Units (the “Pro GP Common Units,” and together with the Pro LP Common Units, the “Sellers’ Common Units”), which represent an approximate 0.1% limited partner interest in the Partnership;

WHEREAS, Buyer desires to purchase the Sellers’ Common Units from the respective Selling Parties, and each Selling Party desires to sell the Sellers’ Common Units owned by it to Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Pro LP and Pro GP own certain limited liability company interests in the entity that is the sole member of the general partner of the Partnership, which limited liability company interests are being sold to Buyer contemporaneously herewith pursuant to a separate Purchase Agreement among Pro LP, Pro GP and Buyer of even date herewith (the “GP LLC Interest Agreement”); and

WHEREAS, as of the date hereof, Provident Energy Ltd., an Alberta corporation (“Seller Parent”), has entered into a Guaranty Agreement (the “Seller Parent Guaranty”) in favor of Buyer and the other Buyer Indemnified Parties, pursuant to which the Seller Parent has guaranteed the performance by the Selling Parties of all of their obligations under this Agreement and the Transaction Documents.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

As used herein, the following terms have the following meanings:

“Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Agreement” has the meaning assigned to such term in the Preamble.

“Bidder Confidentiality Agreements” has the meaning assigned to such term in Section 5.3(b).

“Buyer” has the meaning assigned to such term in the Preamble.

“Buyer Indemnified Parties” has the meaning assigned to such term in Section 9.2(a).

“Closing” has the meaning assigned to such term in Section 2.1(b).

“Closing Date” has the meaning assigned to such term in Section 2.1(b).

“Common Units” has the meaning assigned to such term in the Recitals.

“Encumbrances” has the meaning assigned to such term in Section 2.1(a)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GP LLC Interest Agreement” has the meaning assigned to such term in the Recitals.

“Governmental Authority” has the meaning assigned to such term in Section 3.4.

“Indemnified Party” has the meaning assigned to such term in Section 9.2(c)(i).

“Indemnifying Party” has the meaning assigned to such term in Section 9.2(c)(i).

“Loss” or “Losses” has the meaning assigned to such term in Section 9.2(a).

“Organizational Documents” shall mean certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, partnership or limited partnership agreements or other formation or governing documents of a particular entity.

“Partnership” has the meaning assigned to such term in the Recitals.

“Partnership Agreement” shall mean the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 10, 2006.

“Partnership Entities” shall mean the Partnership and its Subsidiaries.

“Person” shall mean an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Pro GP” has the meaning assigned to such term in the Preamble.

“Pro GP Common Units” has the meaning assigned to such term in the Recitals.

“Pro LP” has the meaning assigned to such term in the Preamble.

“Pro LP Common Units” has the meaning assigned to such term in the Recitals.

“Purchase Price” has the meaning assigned to such term in Section 2.3.

“Seller Indemnified Parties” has the meaning assigned to such term in Section 9.2(b).

“Seller Parent” has the meaning assigned to such term in the Recitals.

“Seller Parent Guaranty” has the meaning assigned to such term in the Recitals.

“Sellers’ Common Units” has the meaning assigned to such term in the Recitals.

“Selling Parties” has the meaning assigned to such term in the Preamble.

“Subsidiary” when used with respect to any party means any corporation or other organization of which such party directly or indirectly owns at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

“Transaction Documents” shall mean the agreements, contracts, documents, instruments and certificates provided for in this Agreement to be entered into by one or more of the parties hereto or any of their Affiliates in connection with the sale of Sellers’ Common Units contemplated by this Agreement, including without limitation the Seller Parent Guaranty.

“Transfer Taxes” has the meaning assigned to such term in Section 5.4.

ARTICLE II
SALE AND PURCHASE

Section 2.1 Agreement to Sell and to Purchase.

(a) On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement:

(i) Pro LP shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Pro LP, the Pro LP Common Units, free and clear of any pledges, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever (“Encumbrances”), except for restrictions on transfer arising under applicable securities laws or as may be set forth in the Partnership Agreement; and

(ii) Pro GP shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Pro GP, the Pro GP Common Units, free and clear of any Encumbrances, except for restrictions on transfer arising under applicable securities laws or as may be set forth in the Partnership Agreement.

(b) The closing of such sale and purchase (the “Closing”) shall take place at 8:00 a.m. (Central Time), on the date hereof (the “Closing Date”) at the offices of Andrews Kurth LLP in Houston, Texas or at such other place as the parties hereto shall agree in writing.

Section 2.2 Certain Deliveries at Closing.

(a) At the Closing, the Selling Parties shall make the following deliveries to Buyer:

(i) Pro LP shall deliver to Buyer a duly executed certificate endorsed to Buyer, representing 14,344,659 Common Units or a duly executed Assignment Separate from Certificate in the form attached as Exhibit 2.2(a)(i) hereto;

(ii) Pro GP shall deliver to Buyer a duly executed certificate endorsed to Buyer, representing 60,303 Common Units or a duly executed Assignment Separate from Certificate (Pro LP) in the form attached as Exhibit 2.2(a)(ii) hereto; and

(iii) a certificate of non-foreign status of each of the Selling Parties meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2).

(b) At the Closing, Buyer shall make payment of the Purchase Price, as provided in Section 2.3 below.

Section 2.3 Purchase Price. The aggregate purchase price for the Sellers’ Common Units (the “Purchase Price”) shall be $335,033,175, subject to adjustment, if applicable, only pursuant to Section 9.7. At the Closing, Buyer shall deliver to the Selling Parties the Purchase Price, which shall be paid by wire transfer to the Selling Parties of immediately available funds made to such bank account or accounts as designated in writing by the Selling Parties on or before the Closing Date. The Purchase Price shall be allocated between the Selling Parties in accordance with Schedule 2.3.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

As of the date hereof, each of the Selling Parties hereby represents and warrants, jointly and severally, to Buyer as follows:

Section 3.1 Organization. Each of Pro LP and Pro GP is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

Section 3.2 Title. Except as provided in the Partnership Agreement and for restrictions on transfer set forth on Schedule 3.2 or arising under applicable securities laws, (i) Pro LP owns all of the Pro LP Common Units, free and clear of any Encumbrances, and (ii) Pro GP owns all of the Pro GP Common Units, free and clear of any Encumbrances.

Section 3.3 Validity of Agreement; Authorization. Each of the Selling Parties has the power and authority to enter into this Agreement and the Transaction Documents to which it is party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and such Transaction Documents and the performance of the Selling Parties’ obligations hereunder and thereunder have been duly authorized by the Board of Directors of Pro LP and the Board of Directors of Pro GP, as applicable, and no other proceedings on the part of any of the Selling Parties are necessary to authorize such execution, delivery and performance. This Agreement and the Transaction Documents to which any of the Selling Parties is party each have been duly executed and delivered by each of the Selling Parties, as applicable, and constitute such Selling Party’s valid and binding obligation enforceable against such Selling Party in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors’ rights generally or by general equitable principles).

Section 3.4 No Conflict or Violation. The execution, delivery and performance of this Agreement and the Transaction Documents to which each of the Selling Parties is party by each of the Selling Parties do not: (a) violate or conflict with any provision of the Organizational Documents of any Selling Party; (b) violate any applicable provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any foreign, federal, state or local government, court, arbitrator, agency or commission or other governmental or regulatory body or authority (“Governmental Authority”); (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which any of the Selling Parties is a party or by which any of them is bound or to which any of their respective properties or assets is subject; or (d) result in the creation or imposition of any Encumbrance upon any of the properties or assets of any of the Partnership Entities, except in the cases of clauses (b) through (d) above, as set forth on Schedule 3.4.

Section 3.5 Consents and Approvals. Except as disclosed on Schedule 3.5, no material consent, approval, waiver or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person (on the part of any of the Selling Parties) is required for any such party to execute and deliver this Agreement or to perform its respective obligations hereunder. To the knowledge of the Selling Parties, there are no Transfer Taxes arising under the laws of Canada resulting from the transactions contemplated by this Agreement.

Section 3.6 Brokers. Except as disclosed on Schedule 3.6, neither of the Selling Parties has employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby for which any of Buyer or any Partnership Entity would have any obligation or liability.

Section 3.7 No Other Representations. Except as and to the extent set forth in this Article III, neither of the Selling Parties nor any other Person makes any representations or warranties whatsoever to Buyer, and the Selling Parties hereby disclaim all liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant, or representative of either of the Selling Parties or any Affiliate thereof) other than as and to the extent set forth in this Article III. Neither of the Selling Parties nor any other Person makes any representations or warranties to Buyer regarding the probable success or profitability of any of the Partnership Entities or their respective businesses, individually or on a consolidated basis.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

As of the date hereof, Buyer hereby represents and warrants to each of the Selling Parties as follows:

Section 4.1 Organization. Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to conduct its business as now conducted.

Section 4.2 Validity of Agreement; Authorization. Buyer has the power and authority to enter into this Agreement and the Transaction Documents to which Buyer is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and such Transaction Documents and the performance of Buyer’s obligations hereunder and thereunder have been duly authorized by the board of directors of the general partner of Buyer and no other proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement and the Transaction Documents to which Buyer is a party each have been or will be at the Closing, as applicable, duly executed and delivered by Buyer and constitute, or will constitute at the Closing, as applicable, the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors’ rights generally or by general equitable principles).

Section 4.3 No Conflict or Violation. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party do not and will not: (a) violate or conflict with any provision of its Organizational Documents; (b) violate any applicable provision of law, or any order, judgment or decree of any Governmental Authority; (c) except as disclosed on Schedule 4.3, violate, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which it is bound or to which any of its properties or assets is subject; or (d) result in the creation or imposition of any Encumbrance upon any of its properties or assets where such violations, breaches, defaults or Encumbrances in the aggregate would have a material adverse effect on the transactions contemplated hereby or on the assets, properties, business, operations, net income or financial condition of Buyer.

Section 4.4 Consents and Approvals. Except as disclosed on Schedule 4.4, no material consent, approval, waiver or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person (on the part of Buyer), is required for Buyer to execute and deliver this Agreement or the Transaction Documents to which Buyer is a party or to perform its obligations hereunder or thereunder.

Section 4.5 Brokers. Except as disclosed on Schedule 4.5, Buyer has not employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby.

Section 4.6 Financial Ability. Buyer has sufficient immediately available funds to pay the Purchase Price at the Closing and to effect the transactions contemplated hereby.

ARTICLE V
COVENANTS

Section 5.1 Further Assurances. Upon the request of Buyer at any time on or after the Closing Date, each of the Selling Parties will promptly execute and deliver, or cause the Seller Parent to execute and deliver, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Buyer or its counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the Sellers’ Common Units or otherwise to effectuate the purposes of this Agreement. Except as provided in Section 5.7 of the GP LLC Interest Agreement, each of the parties hereto acknowledges and agrees that this Agreement shall not relieve either party from any obligations or liabilities it may have under existing agreements to the other party for services rendered prior to the date of this Agreement.

Section 5.2 Commercially Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

Section 5.3 Confidential Information.

(a) For two (2) years after the Closing, the Selling Parties and their Affiliates shall not, directly or indirectly, disclose to any Person any information not in the public domain or generally known in the industry, in any form, whether acquired prior to or after the Closing Date, relating to the business and operations of the Partnership Entities. Notwithstanding the foregoing, the Selling Parties may disclose any information relating to the business and operations of the Partnership Entities, including financial information, (i) if required by law or applicable stock exchange rule, (ii) if such disclosures are made in public filings with a stock exchange and are in the ordinary course of business consistent with past practices, and (iii) to such other Persons if, at the time such information is provided, such Person is already in the possession of such information.

(b) Except as consented to by Buyer in writing, none of the Selling Parties and their Affiliates shall release any Person from any Bidder Confidentiality Agreements now existing with respect to the Sellers’ Common Units or Partnership Entities or waive or amend any provision thereof. After the Closing Date, the Selling Parties shall use commercially reasonable efforts to have all confidential information either returned to the Selling Parties or destroyed. Furthermore, if any parties to the Bidder Confidentiality Agreements breach the terms of their respective agreements, upon the request of Buyer, the Selling Parties and the Seller Parent shall cooperate with Buyer to enforce the terms of such Bidder Confidentiality Agreements at Buyer’s cost and expense. The term “Bidder Confidentiality Agreements” shall mean the confidentiality agreements between any of the Seller Parent, the Selling Parties or any of their Affiliates or advisors and prospective purchasers (other than Buyer or its Affiliates) with respect to Sellers’ Common Units.

Section 5.4 Transfer Taxes and Tax Information. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes resulting from the transactions contemplated by this Agreement (the “Transfer Taxes”) shall be borne and paid by Buyer. Any tax return that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party responsible under applicable law for filing such tax return, and such party will provide such tax returns to the other party at least ten days prior to the due date for such tax returns and shall provide such other party with a reasonable opportunity to comment on such tax returns during such ten-day period. If the person responsible for filing the tax return is a Selling Party, such person may, but is not required to, pay any Transfer Taxes due with such tax return and, in such case, Buyer promptly shall reimburse such Transfer Taxes to such Selling Party. Buyer shall provide to each Selling Party, by January 31, 2009, the information necessary to allow each Selling Party to file the statement required by the second sentence of Treasury Bulletin Section 1.751-1(b)(5), which information will be based upon the unaudited financial statements of Buyer.

ARTICLE VI
CLOSING DELIVERIES-SELLING PARTIES

At or before the Closing, the Selling Parties shall deliver or otherwise satisfy the following:

Section 6.1 Receipt of Documents. The Selling Parties shall deliver to Buyer the items specified in Section 2.2(a), in each case duly executed and dated the Closing Date.

Section 6.2 Consents and Approvals. All consents, waivers, authorizations and approvals set forth on Schedule 3.5 shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.3 Contemporaneous Closing Under the GP LLC Interest Agreement. Buyer’s conditions to closing under the GP LLC Interest Agreement shall have been satisfied or waived by Buyer and the Selling Parties shall be standing ready to deliver the limited liability interests thereunder to Buyer upon receipt of payment therefor in accordance with the terms of the GP LLC Interest Agreement.

Section 6.4 . The Selling Parties shall have caused their affiliates to enter into an amendment of each of the Administrative Services Agreement with BreitBurn Energy Company LP, the Operations and Proceeds Agreement and the Surface Operating Agreement in the form attached hereto as Exhibits 6.4(a), (b) and (c).

ARTICLE VII
CLOSING DELIVERIES-BUYER

At or before the Closing, Buyer shall deliver or otherwise satisfy the following:

Section 7.1 Receipt of Documents. Buyer shall deliver to the Selling Parties the items specified in Section 2.2(b), in each case duly executed and dated the Closing Date.

Section 7.2 Consents and Approvals. All consents, waivers, authorizations and approvals set forth on Schedule 4.4 shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 7.3 Contemporaneous Closing Under the GP LLC Interest Agreement. The Selling Parties’ conditions to closing under the GP LLC Interest Agreement shall have been satisfied or waived by the Selling Parties and Buyer shall be standing ready to deliver the purchase price for the limited liability interests thereunder to the Selling Parties in accordance with the terms of the GP LLC Interest Agreement. The Buyer shall, and shall have caused its Affiliates to, enter into an acknowledgement of termination of the Omnibus Agreement in the form attached hereto as Exhibit 7.3.

ARTICLE VIII
[RESERVED]

ARTICLE IX
SURVIVAL; INDEMNIFICATION

Section 9.1 Survival.

(a) The representations and warranties of the Selling Parties contained herein or in any certificates or other documents delivered pursuant to this Agreement on the Closing Date shall survive the Closing for a period of six (6) months following the Closing Date; provided however, that the representations and warranties set forth in Section 3.2 (Title), Section 3.3 (Validity of Agreement; Authorization), and Section 3.6 (Brokers) shall survive indefinitely. The covenants and agreements in this Article IX shall survive the Closing and shall remain in full force and effect for such period as is necessary to resolve any claim made with respect to any representation, warranty, covenant or agreement contained herein during the survival period thereof, and the covenants and agreements of the Parties contained in Article V and Article X of this Agreement shall survive the Closing for (x) the time period(s) set forth in the respective Sections contained in such Articles, or (y) if no time period is so specified, without any contractual limitation on the period of survival.

(b) The representations and warranties of Buyer contained herein or in any certificates or documents delivered pursuant to this Agreement on the Closing Date shall survive the Closing for a period of six (6) months following the Closing Date; provided, however, that the representations and warranties set forth in Section 4.2 (Validity of Agreement; Authorization) and Section 4.5 (Brokers) shall survive indefinitely.

Section 9.2 Indemnification Coverage.

(a) From and after the Closing, the Selling Parties shall indemnify and defend, save and hold Buyer, the Partnership Entities and their Affiliates and each of their officers, directors, employees and agents (collectively, the “Buyer Indemnified Parties”) harmless if any such Buyer Indemnified Party shall suffer any damage, judgment, fine, penalty, demand, settlement, liability, loss, cost, tax, expense (including reasonable attorneys’, consultants’ and experts’ fees), claim or cause of action (each, a “Loss,” and collectively, “Losses”) arising out of, relating to or resulting from:

(i) any breach or inaccuracy in any representation by the Selling Parties or the breach of any warranty by the Selling Parties contained in this Agreement or any certificates or other documents delivered pursuant to this Agreement at the Closing; and

(ii) any failure by the Selling Parties to perform or observe any term, provision, covenant, or agreement on the part of the Selling Parties to be performed or observed under this Agreement.

(b) From and after the Closing, Buyer shall indemnify and defend, save and hold the Selling Parties and their Affiliates and each of their officers, directors, employees and agents (collectively, the “Seller Indemnified Parties”) harmless if any such Seller Indemnified Party shall suffer any Loss arising out of, relating to or resulting from:

(i) any breach or inaccuracy in any representation by Buyer or the breach of any warranty by Buyer contained in this Agreement or any certificates or other documents delivered pursuant to this Agreement at the Closing; and

(ii) any failure by Buyer to perform or observe any term, provision, covenant, or agreement on the part of Buyer to be performed or observed under this Agreement.

(c) The foregoing indemnification obligations shall be subject to the following limitations:

(i) the amount of any Losses suffered by a Seller Indemnified Party or a Buyer Indemnified Party, as the case may be (such party seeking indemnification pursuant to this Article IX, the “Indemnified Party,” and the other party, the “Indemnifying Party”), shall be reduced by any third-party insurance, third-party recoveries and available tax benefits received or realizable by the Indemnified Party through its commercially reasonable efforts in respect of or as a result of such Losses. The Indemnified Party shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other third-party alleged to have responsibility and to realize any available tax benefits;

(ii) no claim may be asserted nor may any action be commenced against any party for breach or inaccuracy of any representation or breach of a warranty, unless written notice of such claim or action is received by the other party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.1; and

(iii) no Indemnified Party shall be entitled under this Agreement to multiple recovery for the same Losses.

Section 9.3 Procedures. Any Indemnified Party shall notify the Indemnifying Party (with reasonable detail) promptly after it becomes aware of facts supporting a claim or action for indemnification under this Article IX, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify any Losses associated with such claim or action. Subject to Section 9.2(c)(ii), the failure to so notify or provide information to the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced by the Indemnified Party’s failure to give such notice, in which case the Indemnifying Party shall be relieved from its obligations hereunder to the extent of such material prejudice. The Indemnifying Party shall participate in and defend, contest or otherwise protect the Indemnified Party against any such claim or action by counsel of the Indemnifying Party’s choice at its sole cost and expense; provided, however, that the Indemnifying Party shall not make any settlement or compromise without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party’s choice and shall in any event use its reasonable best efforts to cooperate with and assist the Indemnifying Party. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys’ fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

Section 9.4 Waiver of Consequential, Etc., Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, BUYER SHALL NOT BE LIABLE TO ANY OF THE SELLER INDEMNIFIED PARTIES, NOR SHALL ANY OF THE SELLING PARTIES BE LIABLE TO ANY OF BUYER INDEMNIFIED PARTIES, FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES) RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.5 Compliance with Express Negligence Rule. TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY, AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS ARTICLE IX, SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED, OR INDEMNIFIED.

Section 9.6 Remedy. Except for seeking equitable relief under Section 10.11 or otherwise for actions involving fraud, from and after the Closing the sole remedy of a party in connection with (i) a breach or inaccuracy of the representations, or breach of warranties, in this Agreement or any certificates or other documents delivered pursuant to this Agreement on Closing, or (ii) any failure by a party to perform or observe any term, provision, covenant, or agreement on the part of such party to be performed or observed under this Agreement, shall, in each case, be as set forth in this Article IX.

Section 9.7 Tax Treatment of Indemnity Payments. Each party, to the extent permitted by applicable law, agrees to treat any payments made pursuant to this Article IX as adjustments to the Purchase Price for all federal and state income and franchise tax purposes.

ARTICLE X
MISCELLANEOUS PROVISIONS

Section 10.1 Publicity. On the Closing Date, the parties will consult in good faith with respect to the issuance of any press release or announcement to be made on the Closing Date with respect to the transactions contemplated hereby.

Section 10.2 Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Except as contemplated by Article IX, nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

Section 10.3 Investment Bankers, Financial Advisors, Brokers and Finders.

(a) The Selling Parties shall indemnify and agree to defend and hold Buyer and the Partnership Entities harmless against and in respect of all claims, Losses, liabilities, fees, costs and expenses which may be asserted against Buyer (or any Affiliate of Buyer) and the Partnership Entities by any broker or other person who claims to be entitled to an investment banker’s, financial advisor’s, broker’s, finder’s or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of Seller Parent, the Selling Parties or the Partnership Entities.

(b) Buyer shall indemnify and agree to save and hold the Selling Parties (and their Affiliates) harmless against and in respect of all claims, Losses, liabilities, fees, costs and expenses which may be asserted against any of the Selling Parties (or any of their Affiliates) by any broker or other person who claims to be entitled to an investment banker’s, financial advisor’s, broker’s, finder’s or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of Buyer.

Section 10.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal, accounting and other fees, costs and expenses of a party hereto incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 10.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by overnight courier or sent by facsimile (with evidence of confirmation of receipt) to the parties at the following addresses:

(a) If to Buyer, to:

BreitBurn Energy Partners L.P.
515 South Flower Street, Suite 4800
Los Angeles, California 90071
Facsimile: (213) 225-5917
Attention: Halbert S. Washburn

with a copy (which shall not constitute notice to a party) to:

Porter & Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Facsimile: (713) 226-6747
Attention: Richard L. Wynne

and a copy to:

Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, New York 10103
Facsimile: (917) 849-5337
Attention: Alan P. Baden and Shelley A. Barber

(b) If to the Selling Parties, to:

Provident Energy Trust
2100, 250 - 2nd Street
Calgary, Alberta T2P OC1
Canada
Facsimile: (403) 261-6696
Attention: David Holm

with a copy (which shall not constitute notice to a party) to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Facsimile: (713) 220-4285
Attention: G. Michael O’Leary and Mark Young

or to such other Persons or at such other addresses as shall be furnished by any party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 10.5 are concerned unless such changed address is located in the United States of America or Canada and notice of such change shall have been given to such other party hereto as provided in this Section 10.5.

Section 10.6 Entire Agreement. This Agreement, together with the Disclosure Schedules and exhibits hereto, and the Transaction Documents represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and therein and no representations or warranties have been made in connection herewith and therewith other than those expressly set forth herein or therein. This Agreement, together with the Disclosure Schedules and exhibits hereto, and the Transaction Documents supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof or thereof and all prior drafts of such documents, all of which are merged into such documents. No prior drafts of such documents and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving such documents.

Section 10.7 Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

Section 10.8 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 10.9 Titles and Headings. The Article and Section headings and any table of contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.10 Signatures and Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of Buyer or the Selling Parties, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 10.11 Enforcement of the Agreement; Damages. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall, to the fullest extent permitted by law, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts that would apply the substantive law of some other jurisdiction. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C.§ 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONFIRMS AND AGREES THAT IT IS AND SHALL CONTINUE TO BE (i) SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, AND (ii) SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE.

Section 10.13 Disclosure. Certain information set forth in the Disclosure Schedules is included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. Each Schedule in the Disclosure Schedules shall be deemed to include and incorporate all disclosures made in other schedules in the Disclosure Schedules. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Disclosure Schedule is or is not material for purposes of this Agreement.

Section 10.14 Consent to Jurisdiction. To the fullest extent permitted by law, the parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each party agrees that a judgment in any dispute heard in the venue specified by this section may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLING PARTIES:

PRO LP CORP.

By:	/s/ Thomas W. Buchanan
Name: Thomas W. Buchanan
Title: President

PRO GP CORP.

By:	/s/ Thomas W. Buchanan
Name: Thomas W. Buchanan
Title: President

BUYER:

BREITBURN ENERGY PARTNERS L.P.

By:	BreitBurn GP LLC, its general partner

By:	/s/ Halbert S. Washburn
Name: Halbert S. Washburn
Title: Co-Chief Executive Officer

[Signature Page to BreitBurn Energy Partners L.P. Common Units PSA]